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                                                                EXHIBIT 10.03-01
                              Tranche B Term Notes

     The following three Tranche B Term Notes executed by the Company are identical in all material respects to Exhibit 10.03 except that the amounts and payees are as indicated below:

     1. Tranche B Term Note dated July 31, 1996 in the amount of $7,058,823, payable to BHF-Bank Aktiengesellschaft;

     2. Tranche B Term Note dated July 31, 1996 in the amount of $7,058,823, payable to Creditanstalt Corporate Finance, Inc.; and

     3. Tranche B Term Note dated July 31, 1996 in the amount of $9,411,765, payable to First Source Financial LLP.

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